UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): December 11, 2020

NOVELIS INC.
(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3560 Lenox Road, Suite 2000, Atlanta, Georgia 30326
(Address of Principal Executive Offices)

(404) 760-4000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Secured Term Loan Credit Agreement Amendment, ABL Amendment and Short Term Credit Agreement Amendment. On December 11, 2020, Novelis Inc. (the “Company” or “we” or “our”) entered into an amendment (the “Secured Term Loan Credit Agreement Amendment”) to the Company’s existing secured term loan credit agreement (the “Secured Term Credit Agreement”), an amendment (the “ABL Amendment”) to the Company’s existing ABL revolving credit agreement (the “ABL Credit Agreement”) and an amendment (the “Short Term Credit Agreement Amendment”, and collectively with the Secured Term Loan Credit Agreement Amendment and ABL Amendment, the “Amendments”) to the Company’s existing short term credit agreement (the “Short Term Credit Agreement”, and collectively with the Secured Term Credit Agreement and the ABL Credit Agreement, the “Credit Agreements”). The Amendments ensure that the current structure of the Logan Aluminum Inc. consolidated joint venture, in which we hold 40% ownership, complies with the terms of the Credit Agreements, and permit an intercompany merger of two wholly-owned German subsidiaries.

The foregoing descriptions of the Secured Term Loan Credit Agreement Amendment, ABL Amendment and Short Term Credit Agreement Amendment are general descriptions and are qualified in their entirety by reference to the Secured Term Loan Credit Agreement Amendment, ABL Amendment and Short Term Credit Agreement Amendment, respectively, which the Company intends to file as exhibits to its next Quarterly Report on Form 10-Q.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: December 16, 2020	By:	/s/ Christopher M. Courts
Christopher M. Courts
Interim General Counsel, Corporate Secretary and Compliance Officer